UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2006

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1,2,3,4 AND 6 THROUGH 8 NOT APPLICABLE.

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

          On September 20, 2006, the board of directors of Astoria Financial Corporation (the “Company”) approved an amendment to the Company’s Certificate of Incorporation, by way of a Certificate of Elimination of its 12% Noncumulative Perpetual Preferred Stock, Series B (the “Series B Stock”) to reflect the redemption on October 1, 2003 of all 2,000,000 outstanding shares of such Series B Stock.  On  September 20, 2006 the Company filed the Certificate of Elimination with the Secretary of State of the State of Delaware, which is the effective date of the amendment.  The Certificate of Elimination (a) eliminated the previous designation of 2,000,000 shares of Series B Stock, none of which were outstanding at the time of the filing; (b) upon such elimination, caused such shares of Series B Stock to resume their status as undesignated shares of preferred stock, and (c) eliminated from the Certificate of Incorporation of the Company, all references to the Series B Stock.  As a result of the filing of the Certificate of Elimination, the Company now has 5,000,000 shares of serial preferred stock. The rights, preferences and privileges of the undesignated serial preferred stock may again be designated by the Company’s board of directors.  A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and incorporated by reference herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

          The following Exhibit is filed as part of this report:

Exhibit 3.1	Certificate of Elimination of the Noncumulative Perpetual Preferred Stock, Series B of Astoria Financial Corporation dated as of September 20, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Peter J. Cunningham

Peter J. Cunningham
First Vice President and
Director of Investor Relations

Dated:  September 22, 2006

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Elimination of the Noncumulative Perpetual Preferred Stock, Series B of Astoria Financial Corporation dated as of September 20, 2006.